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Exhibit 99.1

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

        This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Amendment"), dated as of September 15, 2014, is made by and among Ventas, Inc., a Delaware corporation ("Parent"), Stripe Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Parent, Stripe OP, LP, a Delaware limited partnership, American Realty Capital Healthcare Trust, Inc., a Maryland corporation and American Realty Capital Healthcare Trust Operating Partnership, L.P. (each, a "Party", and collectively, the "Parties"). Capitalized terms used herein and not otherwise defined shall have the same meanings as set forth in the Agreement and Plan of Merger, dated as of June 1, 2014, by and among the Parties (the "Agreement").

        WHEREAS, Section 8.4 of the Agreement provides that amendments may be made to the Agreement by execution of an instrument in writing signed by each of the Parties; and

        WHEREAS, the Parties wish to amend the Agreement as set forth below.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements and provisions herein contained, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

        1.    Amendment to Section 2.2.     Section 2.2 of the Agreement is deleted in its entirety and replaced with the following:

        "Closing. The closing of the Mergers (the "Closing") shall occur at 10:00 a.m. (Eastern time), on the third (3rd) Business Day after all of the conditions set forth in Article VII (other than those conditions that by their terms are required to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of such conditions) shall have been satisfied or waived by the party entitled to the benefit of the same or at such other time and date as shall be agreed upon by the parties hereto; provided, however, that notwithstanding the satisfaction or waiver of all of the conditions set forth in Article VII (other than those conditions that by their terms are required to be satisfied or waived at the Closing), in no event shall Parent, Merger Sub or OP Merger Sub be required to consummate the Mergers until the earlier of:

          (a)   the date that is five (5) Business Days after the receipt of the Lender Consents (other than any such consents that, in the aggregate, relate to Indebtedness for which the aggregate principal amount does not exceed the amount set forth in Section 2.2(a) of the Company Disclosure Letter); provided, further, that in the event that the Closing is delayed pursuant to any provision of the previous proviso, if Parent and Merger Sub are prepared to consummate the Merger at any time prior to the Outside Date, Parent shall deliver written notice to the Company stating that it is prepared to consummate the Closing and the Closing shall occur on the third (3rd) Business Day following the delivery of such notice; and

          (b)   the Outside Date;

(subject, in the case of either (a) or (b), to the satisfaction or waiver (by the party hereto entitled to grant such waiver) of all of the conditions set forth in Article VII as of the date determined pursuant to this proviso). The date on which the Closing occurs is referred to in this Agreement as the "Closing Date". The Closing shall take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd St., New York, NY, 10019, or at such other place as agreed to by the parties hereto."

        2.    Amendment to Section 6.10(c).     The following words in Section 6.10(c) of the Agreement are deleted:

        "and the Company's existing fiduciary liability insurance policies".

        3.    Full Force and Effect; Amendment.     Except as expressly amended hereby, each term, provision and Exhibit of the Agreement will and does remain in full force and effect. This Amendment may not be amended except by an instrument in writing signed by the Parties.

        4.    Interpretation.     The Parties have participated jointly in the negotiation and drafting of this Amendment. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Amendment. When a reference is made in this Amendment to a Section, such reference shall be to a Section of this Amendment, unless otherwise indicated. The headings for this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

        5.    Severability.     If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced under any present or future Law or public policy, (a) such term or other provision shall be fully separable, (b) this Amendment shall be construed and enforced as if such invalid, illegal or unenforceable provision had never comprised a part hereof, and (c) all other conditions and provisions of this Amendment shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable term or other provision or by its severance herefrom so long as the economic or legal substance of the transactions contemplated by this Amendment is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Amendment so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that transactions contemplated by this Amendment be consummated as originally contemplated to the fullest extent possible.

        6.    Counterparts.     This Amendment may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission or by e-mail of a pdf attachment shall be effective as delivery of a manually executed counterpart of this Amendment.

        7.    Governing Law.     This Amendment and all Actions (whether based on contract, tort or otherwise), directly or indirectly, arising out of or relating to this Amendment or the actions of any Party in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with, the Laws of the State of Maryland, without giving effect to any choice or conflict of Laws provision or rule (whether of the State of Maryland or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Maryland.

        8.    Consent to Jurisdiction.

          (a)   Each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the MD Courts, for the purpose of any Action (whether based on contract, tort or otherwise), directly or indirectly, arising out of or relating to this Amendment or the actions of the Parties in the negotiation, administration, performance and enforcement thereof, and each of the Parties hereby irrevocably agrees that all claims in respect to such Action may be heard and determined exclusively in the MD Courts.

          (b)   Each of the Parties (i) irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Amendment, on behalf of itself or its property, in the manner provided in Section 9.2 of the Agreement for the giving of notice, and nothing in this Section 8 shall affect the right of any Party to serve legal process in any other manner permitted by Law, (ii) consents to submit itself to the personal jurisdiction of the MD Courts in the event any dispute arises out of this Amendment or the transactions contemplated by this Amendment, (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such MD Court and (iv) agrees that it will not bring any Action relating to this Amendment or the transactions contemplated by this Amendment in any court other than the MD Courts. Each of the Parties agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

        9.     WAIVER OF JURY TRIAL. EACH OF THE PARTIES ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE OUT OF OR RELATING TO THIS AMENDMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE), DIRECTLY OR INDIRECTLY, ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH OF THE PARTIES CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.

[Signature Page Follows]

        IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

VENTAS, INC.
By:	/s/ RICHARD A. SCHWEINHART
	Name:	Richard A. Schweinhart
	Title:	Executive Vice President and Chief Financial Officer
STRIPE OP, LP
By:	STRIPE SUB, LLC, its general partner
By:	VENTAS, INC., its sole member
By:	/s/ RICHARD A. SCHWEINHART
	Name:	Richard A. Schweinhart
	Title:	Executive Vice President and Chief Financial Officer
STRIPE SUB, LLC
By:	VENTAS, INC., its sole member
By:	/s/ RICHARD A. SCHWEINHART
	Name:	Richard A. Schweinhart
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to First Amendment to Agreement and Plan of Merger]

        IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.
By:	/s/ THOMAS P. D'ARCY
	Name:	Thomas P. D'Arcy
	Title:	Chief Executive Officer
AMERICAN REALTY CAPITAL HEALTHCARE TRUST OPERATING PARTNERSHIP, L.P.
By:	AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC., its general partner
By:	/s/ THOMAS P. D'ARCY
	Name:	Thomas P. D'Arcy
	Title:	Chief Executive Officer

[Signature Page to First Amendment to Agreement and Plan of Merger]

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  Exhibit 99.1
FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER
1. Amendment to Section 2.2.
2. Amendment to Section 6.10(c).
3. Full Force and Effect; Amendment.
4. Interpretation.
5. Severability.
6. Counterparts.
7. Governing Law.
8. Consent to Jurisdiction.